EXHIBIT 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Conexant Systems, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint MARK D. PETERSON, JASMINA THEODORE BOULANGER, AND MICHAEL ELBAZ, and each of them singly, my true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for me and in my name and in the capacity or capacities indicated below, the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2010, and any amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ D. SCOTT MERCER D. Scott Mercer	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 8, 2010

/s/ CHRISTIAN SCHERP Christian Scherp	Co-President	November 8, 2010

/s/ SAILESH CHITTIPEDDI Sailesh Chittipeddi	Co-President	November 8, 2010

/s/ JEAN HU Jean Hu	Chief Financial Officer, Treasurer and Senior Vice President, Business Development (Principal Financial Officer)	November 8, 2010

/s/ MICHAEL ELBAZ Michael Elbaz	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	November 8, 2010

/s/ WILLIAM E. BENDUSH William E. Bendush	Director	November 8, 2010

/s/ STEVEN J. BILODEAU Steven J. Bilodeau	Director	November 8, 2010

/s/ F. CRAIG FARRILL F. Craig Farrill	Director	November 8, 2010

/s/ BALAKRISHNAN S. IYER Balakrishnan S. Iyer	Director	November 8, 2010

/s/ MATTHEW E. MASSENGILL Matthew E. Massengill	Director	November 8, 2010

/s/ JERRE L. STEAD Jerre L. Stead	Director	November 8, 2010